September 9, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

Greenwood Hall, Inc., formerly Divio Holdings, Corp., (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K, dated September 9, 2014. We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Yours truly,

/s/ LBB & ASSOCIATES LTD., LLP

LBB & ASSOCIATES LTD., LLP